ACQUISITION AGREEMENT

AGREEMENT dated 22nd February 1999 ("the Agreement"), by, between and among Medic Media Inc, a company incorporated under the laws of the State of Delaware (herein referred to as MMI), the persons listed on Exhibit A attached hereto and made a part hereof, being all of the shareholders and executive officers of MMI(hereinafter referred to as "MANAGEMENT"); and CMAC INDUSTRIES LIMITED, a company incorporated under the laws the Channel Island of Jersey, and its wholly owned Subsidiary corporation AMERICAN MARINE AMPHBIOUS CRAFT (AMAC) INC, a company incorporated under the laws of Virginia, (hereinafter collectively referred to as "CMAC"); and the persons listed on Exhibit "A" attached hereto and made a part hereof, (hereinafter referred to as the "SELLERS").

WHEREAS, the SELLERS own a total of 100 shares of common stock, 1GBP par value, of CMAC, said shares being 100% of the issued and outstanding common stock of CMAC.

WHEREAS, the SELLERS desire to sell and MMI desires to purchase one hundred (100%) percent of such shares.

NOW, THEREFORE, in consideration of the mutual convenants, agreements, representations and warranties herein contained, the parties hereby agree as follows:

  1. Purchase and Sale - The SELLERS hereby agree to sell, transfer, assign and convey to MMI and MMI hereby agrees to purchase and acquire from the SELLERS, a total of 100 shares of common stock of CMAC, which equates to one hundred percent (100%) percent of all of CMAC's currently issued and outstanding common stock (the CMAC Common Shares"), in a tax-free stock-for-stock acquisition.
  2. Purchase Price - The aggregate purchase price to be paid by MMI for the CMAC Common Shares shall be 3,500,000 post-reverse split shares of MMI $0.001 par value voting common stock (the "MMI Common Shares"). The MMI Common Shares will be issued to the individual SELLERS in accordance with Exhibit "A-1" attached hereto.
  3. Warranties Representations and Covenants of CMAC and CMAC PRINCIPALS - In order to induce MMI to enter into this Agreement and to complete the transaction contemplated hereby, CMAC and its principal executive officers (hereinafter referred to as the "CMAC PRINCIPALS", jointly and severally warrant and represent to MMI that:
     (a) Organization and Standing CMAC is a corporation duly organized, validly existing and in a good standing under the laws of the Channel Island of Jersey, is qualified to do business as a foreign corporation in every other state or jurisdiction in which it operates to the extent required by the laws of such states and jurisdictions, and has full power and authority to carry on its business as now conducted and to own and operate its assets, properties and business. Attached hereto as Exhibit "B" are true and correct copies of CMAC's Certificate of Incorporation, amendments thereto and all current \by-laws of CMAC. No changes thereto will be made in any of the Exhibit "B" documents before the closing. CMAC's wholly owned subsidiary, American Marine Amphibious Craft is a corporation duly organized, validly existing and in a good standing under the laws of the state of Virginia, is qualified to do business as a foreign corporation in every other state or jurisdiction in which it operates to the extent required by the laws of such states and jurisdictions, and has full power and authority to carry on its business as now conducted and to own and operate its assets, properties and business. Attached hereto as Exhibit "B" are true and correct copies of American Marine Amphibious Crafts (Amac) Inc Certificate of Incorporation, amendments thereto and all current \by-laws of American Marine Amphibious Craft (Amac) Inc. No changes thereto will be made in any of the Exhibit "B" documents before the closing. American Marine Amphibious Craft (Amac) Inc has no subsidiaries except as listed or any investments or ownership interests in any corporation, partnership, joint venture or other business enterprise which is material to its business.

  (b) Capitalization As of the Closing Date of CMAC's entire authorized equity capital consists of 100 shares of 1GBP par value, of which 100 shares of Common Stock will be outstanding as of the Closing. As of the Closing Date, there will be no other voting or equity securities authorized or issued, nor any authorized or issued securities convertible into voting stock, and no outstanding subscriptions, warrants, calls, options, rights, commitments or agreements by which CMAC or the SELLERS are bound, calling for the issuance of any additional shares of common stock or any other voting or equity security.
       The 100 issued and outstanding CMAC Common Shares to be transferred by SELLERS constitutes one hundred (100%) percent of the currently issued and outstanding shares of Common Stock of CMAC, which includes inter-claim, that same percentage of CMAC's voting power, right to receive dividends, when, as and if declared and paid, and the right to receive the proceeds of liquidation attributable to common stock, if any. CMAC owns
  100% of the outstanding share capital of American Marine
  Amphibious Craft.
  (c) Ownership of CMAC Shares Each SELLER warrants and represents, severally, that as of the date hereof, such SELLER is the sole owner of the CMAC Common Shares listed by his or her name on Exhibit "A-1", free and clear of all liens, encumbrances, and restrictions whatsoever, except that the CMAC Common Shares so listed have not been registered under the Securities Act of 1933, as amended (the "33 Act"), or any applicable State Securities laws. By SELLERS' transfer of the CMAC Common Shares to MMI pursuant to this Agreement. MMI will thereby acquire 100% of the outstanding capital stock of CMAC, free and clear of all liens, encumbrances and restrictions of any nature whatsoever, except by reason of the fact that the CMAC Common Shares will not have been registered under the '33 Act, or any applicable State securities laws.
  (d) Taxes CMAC has filed all federal, state and local income or other tax returns and reports that it is required to file with all governmental agencies, wherever situate, and has paid or accrued for payment all taxes as shown on such returns, such that a failure to file, pay or accrue will not have a material adverse effect on CMAC. CMAC's income tax returns have never been audited by any authority empowered to do so.
  (e) Pending Actions There are no material legal actions, lawsuits, proceedings or investigations, either administrative or judicial, pending or threatened, against or affecting CMAC, or against the CMAC PRINCIPALS that arrive out of their operation of CMAC, except as described in Exhibit "C" attached hereto. CMAC is not knowingly in material violation of any law, material ordinance or regulation of any kind whatever, including, but not limited to laws, rules and regulations governing the sale of its services, the 33 Act, the Securities Exchange Act of 1934, as amended (the "34 Act"), the Rules and Regulations of the U.S. Securities and Exchange Commission ("SEC"), or the Securities Laws and Regulations of any state or nation.
  (f) Government and Regulation CMAC holds the licenses and registrations set forth on Exhibit "D" hereto from the jurisdictions set forth therein, which licenses and registrations are all of the licenses and registrations necessary to permit CMAC to conduct its current business.
  All of such licenses and registrations are in full force and effect, and there are no proceedings, hearings or other actions pending that may affect the validity or continuation of any of them. No approval of any other trade or professional association or agency of government other than as set forth on Exhibit "D" is required for any of the transactions effected by this Agreement, and the completion of the transactions contemplated by this Agreement will not, in and of themselves, affect or jeopardize the validity or continuation of any of them.
  (g) Ownership of Assets Except as set forth in Exhibit "E" attached hereto, CMAC has good, marketable title, without any liens or encumbrances of any nature whatever, to all of the following, if any; assets, properties and rights of every type and description, including, without limitation, all cash on hand and in banks, certificates of deposit, stocks, bonds, and other securities, good will, customer lists, its corporate name and all variants thereof, trademarks and trade names, copyrights and interests thereunder, licenses and registrations, pending licenses and permits and applications therefor, inventions, processes, know-how, trade secrets, real estate and interests therein and improvements thereto, machinery, equipment, vehicles, notes and accounts receivable, fixtures, rights under agreements and leases, franchises, all rights and claims under insurance policies and other contracts of whatever nature, rights in funds of whatever nature, books and records and all other property and rights of every kind and nature owned or held by CMAC as of this date, and will continue to hold such title on and after the completion of the transactions contemplated by this Agreement; nor, except in the ordinary course of its business, has CMAC disposed of any such asset since the date of the most recent balance sheet described in Section 3(0) of this Agreement.
  (h) No Interest in Suppliers, Customers, Landlords or Competitors Neither the CMAC PRINCIPALS nor any member of their families have any material interest of any nature whatever in any supplier, customer, landlord or competitor of CMAC.
  (i) No Debt Owed by CMAC to CMAC PRINCIPALS Except as set forth in Exhibit "F" attached hereto, CMAC does not owe any money, securities, or property to either the CMAC PRINCIPALS or any member of their families or to any company controlled by such a person, directly or indirectly.
  (j) Complete Records All of CMAC's books and records, including, without limitation, its books of account, corporate records, minute book, stock certificate books and other records are up-to-date, complete and reflect accurately and fairly the conduct of its business in all material respects since its date of incorporation.
  (k) No Misleading Statements or Omissions Neither this Agreement nor any financial statement, exhibit, schedule or document attached hereto or presented to MMI in connection herewith, contains any materially misleading statement or omits any fact or statement necessary to make the other statements or facts therein set forth not materially misleading.
  (l) Validity of this Agreement All corporate and other proceedings required to be taken by the SELLERS and by CMAC in order to enter into and carry out this Agreement have been duly and properly taken. This Agreement has been duly executed by the SELLERS and by CMAC, and constitutes the valid and binding obligation of each of them, enforceable in accordance with its terms except to the extent limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws relating to or effecting generally the enforcement of creditors rights. The execution and delivery of this Agreement and the carrying out of its purposes will not result in the breach of any of the terms and conditions of, or constitute a default under or violate, CMAC's
  Certificate of Incorporation or By-Laws, or any material agreement, lease, mortgage, bond, indenture, license or other material document or undertaking, oral or written, to which CMAC or the SELLERS is a party or is bound or may be affected, nor will such execution, delivery and carrying out violate any law, rule or regulation or any order, with injunction or decree, of any court, regulatory agency or other governmental body; and the business now conducted by CMAC can continue to be so conducted after completion of the transaction contemplated hereby, with CMAC as a wholly owned subsidiary of MMI.
  (m) Concepts and Approvals: Compliance with Laws Neither CMAC nor the SELLERS are required to make any filing with, or obtain the consent or approval of, any person or entity as a condition to the consummation of the transactions contemplated by this Agreement. The business of CMAC has been operated in material compliance with all laws, rules, and regulations applicable to its business, including, without limitation, those related to securities matters, trade matters, environmental matters, public health and safety, and labor and employment.
  (n) Access to Books and Records MMIwill have full and free access to CMAC's books during the course of this transaction prior to Closing, during regular business hours, on reasonable notice.

4. Warranties, representations and Covenants of MMI
 In order to induce the SELLERS and CMAC to enter into this Agreement and to complete the transaction contemplated hereby, MMI warrant, represent and covenant to CMAC and SELLERS that :

       (a) Organization and Standing MMI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, will be qualified to do business as a foreign corporation in every other state and jurisdiction in which it operates to the extent required by the laws of such states or jurisdictions, and will have full power and authority to carry on its business as now conducted and to own and operate its assets, properties and business. MMI has no subsidiaries or any other investments or ownership interests in any corporation, partnership, joint venture or other business enterprise.
       (b) Capitalization MMI's entire authorized equity capital consists of 25,000,000 shares of voting common stock, $0.001 par value. As of the Closing, after giving effect to (I) the proposed one-for-6.5 reverse split of MMI's 10,000,000 currently outstanding shares into 1,538,461 shares; and (II) the issuance of 3,500,000 post-reverse split shares to the SELLERS as described in Exhibit A/A1 herein; Hereof, MMI will have authorised 25,000,000 shares of common stock and have issued and outstanding a maximum of 5,038,461 shares of voting common stock, $0.001 par value and no shares of preferred stock issued as at closing. Upon issuance, all of the MMI Common
       Stock will be validly issued, fully paid and non-assessable. The relative rights and preferences of MMI's equity securities are set forth on the Certificate of Incorporation, as amended and MMI's By-laws (Exhibit "H" hereto). There are no other voting or equity securities authorized or issued, not any authorized or issued securities convertible into voting stock, and no outstanding subscriptions, warrants, calls, options, rights, commitments or agreements by which MMI is bound, calling for the issuance of any additional shares of common stock or any other voting or equity security. The By-laws of MMI provide that a simple majority of the shares voting at a stock holders' meeting at which a quorum is present may elect all of the directors of MMI. Cumulative voting is not provided for by the By-Laws or Certificate of Incorporation of MMI. Accordingly, as of the Closing the 3,500,000 shares being issued to and acquired by the SELLERS will constitute 69% of the 5,038,461 shares of MMI, the right to receive dividends, when, as and if declared and paid, and the right to receive the proceeds of liquidation attributable to common stock, if any.
       (c) Ownership of Shares By MMI's issuance of the MMI Common Shares to the SELLERS pursuant to this Agreement, the SELLERS will thereby acquire good, absolute marketable title thereto, free and clear of all liens, encumbrances and restrictions of any nature whatsoever, except by reason of the fact that such MMIshares will not have been registered under the 33 Act, or any applicable state securities laws.
       (d) Significant Agreements MMIis not and will not at Closing be bound by any of the following:
            (i) Employment, advisory or consulting contract (except as described in Section 12 herein).
            (ii) Plan providing for employee benefits of any nature.
            (iii)   Lease with respect to any property or
            equipment.
            (iv)  Contract of commitments for any current
            expanditure.
            (v) Contract or commitment pursuant to which it has assumed, guaranteed, endorsed or otherwise become liable for any obligation of any other person, firm or organization.
            (vi) Contract, agreement, understanding, commitment or arrangement either than in the normal course of business, not set forth in the Agreement or an Exhibit hereto.
            (vii) Agreement with any person relating to the dividend, purchase or sale of securities, that has not been settled by the delivery of payment of securities when due, and which remains unsettled upon the date of this Agreement.
        (e) Taxes MMI has filed all federal, state and local income or other tax returns and reports that it is required to file with all governmental agencies, wherever situate, and has paid all taxes as shown on such returns. All of such returns are true and complete. MMI's income tax returns have never been audited by say authority empowered to do so.
          (f) Absence of Liabilities As of the Closing Date MMI will have no liabilities of any kind or nature, fixed or contingent, except for the costs, including legal and accounting fees and other expenses, in connection with this transaction, for which MMI agrees to be responsible and to pay in full at or before the Closing.
          (g)No Pending Actions To the best of management's knowledge, there are no legal actions, lawsuits, proceedings or investigations, either administrative or judicial, pending or threatened against or affecting MMI, or against any of the MMI MANAGEMENT and arising out of their operation of MMI. MMI has been in compliance with, and has not received notice of violation of any law, ordinance of any kind whatever, including, but not limited to, the 33 Act, the Rules and Regulations of the SEC, or the Securities Laws and Regulations of any sale.
       MMI is not an investment company as defined in, or otherwise subject to regulation under, the Investment Company Act of 1940. MMI is not required to file reports pursuant to either Section 13 or Section 15 (d) of the 34 Act.
          (h)Corporate Records All of MMI's books and records, including, without limitation, its books of account, corporate records, minute book, stock certificate books and other records are up-to-date complete and reflect accurately and fairly the conduct of its business in all respects since its date of incorporation; all of said books and records will be made available for inspection by CMAC's authorized representatives prior to the Closing as provided by Section 4(I) herein, and will be delivered to MMI's new management at the Closing.
          (i)No Misleading Statements or Omissions Neither this agreement nor any financial statement, exhibit, schedule or document attached hereto or presented to CMAC in connection herewith contains any materially misleading statement, or omits any fact or statement necessary to make the other statements or facts therein set forth not materially misleading.
          (j)Validity of this Agreement All corporate and other proceedings required to be taken by MMI in order to enter into and to carry out this Agreement will have been duly and properly taken at or before the Closing. This
       Agreement has been duly executed by MMI, constitutes a valid and binding obligation of MMI enforceable in accordance with its terms. The execution and delivery of this Agreement and the carrying out of its purposes will not result in the breach of any of the terms or conditions of, or constitute a default under or violate, MMI's Certificate of Incorporation or By-Laws, or any agreement, lease, mortgage, bond, indenture, license or other document or undertaking, oral or written, to which MMI is a party or is bound or may be affected nor will such execution, delivery and carrying out violate any law, rule or regulation or any order, writ, injunction or decree of any court, regulatory agency or other governmental body.
          (k)Consents and Approvals, Compliance with Laws Except for the notices to be filed as described in Section
       7(a)(v) herein, neither CMAC nor MANAGEMENT is required to make any filing with, or obtain the consent or approval of, any person or entity as a condition to the consummation of the transactions contemplated by this Agreement. The business of MMI has been operated in compliance with all laws, rules and regulations applicable to its business, including, without limitation, those related to securities matters, trade matters, environmental matters, public health and safety, and labor and employment.
          (l)Access to Books and Records CMAC and SELLERS will have full and free access to CMAC's books and records during the course of this transaction prior to and at the Closing on reasonable notice.
           (M)MMI Financial Condition As of the Closing, MMI will have no assets or liabilities, except as disclosed in financial statements.
          (n)Directors and Shareholders Approval As of the Closing, MMI's Board of Directors and Shareholders, by meeting or consent shall have properly authorized the matters described in section 7(a)(iv)herein.
          (o)The MMI Shares All of the MMI Common Shares issued to SELLERS shall be validly issued, fully-paid non-assessable shares of MMI Common Stock, with full voting rights, dividend rights, and right to receive the proceeds of liquidation , if any, as set forth in MMI's Certificate of Incorporation.

  5. Term: Indemnification All representations, warranties, covenants and agreements made herein and in the exhibits attached hereto shall survive the execution and delivery of this Agreement and payment pursuant thereto. MANAGEMENT and CMAC MANAGEMENT ("management") of both parties to the agreement hereby agree, jointly and severally, to indemnify, defend, and hold harmless MMI, CMAC, and the SELLERS from and against any damage, loss, liability, or expense (including without limitation, reasonable expenses of investigation and reasonable attorney's fees) arising out of any material breech of any representation, warranty, covenant, or agreement made by CMAC MANAGEMENT or management in this Agreement.
  1. Conditions Precedent to Closing (a) The obligations of CMAC and the SELLERS under this Agreement shall be and are subject to fulfillment, prior to or at the Closing, of each of the following conditions:
       (i) That MMI's representations and warranties contained herein shall be true and correct at the time of Closing as if such representations and warranties were made at such time, and will deliver an executed certification confirming the foregoing;
       (ii) That MMI shall have performed or complied with all agreements, terms and conditions required by this Agreement to be performed or complied with by them prior to or at the time of the Closing;
       (iii) That MMI's directors and shareholders, by proper and sufficient vote taken either by consent or at a meeting duly and properly called and held, shall have properly approved all of the matters required to be approved by MMI's directors and shareholders, respectively;
       (iv) That MMI's Board of Directors, by proper and sufficient vote, shall have approved this Agreement and the transactions contemplated hereby; approved the contemplated reverse split of MMI's outstanding Common
       Stock without changing either the authorized shares or the par value; approved the change of MMI's corporate name to a name selected by CMAC; approved the resignation of all of MMI's current directors and the election of up to three designees of CMAC to serve as directors in place of MMI's current directors; and will have approved such other changes as are consistent with this Agreement and approved by CMAC and MMI; and
  (b) The obligations of MMI under this Agreement shall be and are subject to fulfillment, prior to or at the Closing of each of the following conditions:
       (i) That CMAC's and SELLERS' representations and warranties contained herein shall be true and correct at the time of Closing as if such representations and warranties were made at such time and CMAC and the CMAC PRINCIPALS shall deliver an executed certification confirming the foregoing;
          That CMAC and CMAC PRINCIPALS shall have performed or complied with all agreements, terms and conditions required by this Agreement to be performed or complied with by them prior to or at the time of Closing; and
     7. Termination This Agreement may be terminated at any time before or at Closing, by;
       (a)  The mutual agreement of the parties;
       (b)  Any party if:
            (i) Any provision of this Agreement applicable to a party shall be materially untrue or fail to be accomplished on or before March 31, 1999.
            (ii) Any legal proceeding shall have been instituted or shall be imminently threatening to delay, restrain or prevent the consummation of this Agreement.
Upon termination of this Agreement for any reason, in accordance with the terms and conditions set forth in this paragraph, each said party shall bear all costs and expenses as each party has incurred and no party shall be liable to the other.

8. Exhibits All Exhibits attached hereto are incorporated herein by this reference as if they were set forth in their entirety.
9. Miscellaneous Provisions This Agreement is the entire agreement between the parties in respect of the subject matter hereof, and there are no other agreements, written or oral, nor may this Agreement be modified except in writing and executed by all of the parties hereto. The failure to insist upon strict compliance with any of the terms, covenants or conditions of this Agreement shall not be deemed a waiver or relinquishment of such rights or power at any other time or times.
10. Closing The Closing of the transactions contemplated by this Agreement ("Closing") shall take place at the offices of MMI, at
1.00 P.M. on the first business day after the letter of the approval of SELLERS owning at least 80% of CMAC's Common Stock or the shareholders of MMI approving this Agreement and the matters referred to in section 7(a)(vi) herein, or such other date as the parties hereto shall mutually agree upon. At the Closing, all of the documents and items referred to herein shall be exchanged.

11 Governing Law This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware.
12. Counterparts This Agreement may be executed in duplicate facsimile counterparts, each of which shall be deemed an original and together shall constitute one and the same binding Agreement, with one counterpart being delivered to each party hereto.

IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the date and year above first written.

  MEDIC MEDIA INC

  By: ____________________________
    ____________________________


  C-MAC INDUSTRIES  LIMITED
  By: ____________________________